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                                                                    EXHIBIT 5(B)

                                  [LETTERHEAD]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Egan Systems, Inc.

     We hereby consent to the incorporation by reference in this Preeffective Registration Amendment No. 1 to the SB-2 Statement relating to the offering of a maximum of $1,500,000 Shares of Common Stock and 1,500,000 Warrants, of our report dated January 31, 1997 appearing in Form 10-KSB of Egan Systems, Inc. for the fiscal year ended December 31, 1996, and to the use of our name and the statements with respect to us as made under the heading of "Experts" in the Prospectus.

     In regard to the audit of Financial statements of Egan Systems, Inc. for the year ended December 31, 1996, there have been no disagreements between management and us in regard to any accounting principles practices, auditing scope procedures, or financial statement disclosure during the course of our audit. In addition prior to and during the course of our engagement, nothing came to our attention to cause us to question the integrity of management.

                                          PATRUSKY MINTZ & SEMEL

                                          /s/  Patrusky, Mintz & Semel
September 23, 1997